Exhibit 99.8

Birner Dental Management Services, Inc.
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
November 11, 2004

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
                    ANNOUNCES EARNINGS FOR THE THIRD QUARTER
                              AND YEAR-TO-DATE 2004

DENVER, COLORADO, November 11, 2004. Birner Dental Management Services, Inc. (NASDAQ SmallCap Market: BDMS), operators of PERFECT TEETH(R) dental practices, announced results for the quarter and nine months ended September 30, 2004. The Company reported net income decreased 39.5% to $180,000, or $.14 per share of common stock for the quarter ended September 30, 2004, compared to net income of $298,000, or $.21 per share of common stock for the quarter ended September 30, 2003. The reported net income in the third quarter of 2004 included a loss on discontinued operations of $(138,000) or $(.11) per share of common stock. Total dental group practice revenue increased $830,000, or 7.7%, to $11.6 million for the quarter ended September 30, 2004 compared to total group practice revenue of $10.8 million for the quarter ended September 30, 2003. For the quarter ended September 30, 2004, net revenue increased $390,000 to $7.9 million, or 5.2%, compared to net revenue of $7.5 million for the corresponding period in 2003. The Company's earnings before interest, taxes, depreciation and amortization (EBITDA) decreased $122,000, or 10.6%, to $1,035,000 for the quarter ended September 30, 2004 compared to $1,157,000 for the quarter ended September 30, 2003.

In September 2004, the Company closed an office in the Phoenix market it had acquired in 1998 because the office was older and no longer fit the Company's operating model and its operating performance was deteriorating. Without the office closure in Phoenix in September, earnings per share would have been $.25 for the quarter ended September 30, 2004 compared to earnings per share of $.23 in the same period of 2003, or an increase of 8.7%. The Company's third quarter 2004 results were also negatively impacted by an operating loss on its de novo office in Phoenix due to limited operations and significantly higher television advertising costs.

For the nine months ended September 30, 2004, net income increased 17.0% to $1.0 million, or $.80 per share of common stock compared to net income of $884,000, or $.60 per share of common stock for the nine months ended September 30, 2003. The reported net income for the nine months of 2004 included a loss on discontinued operations of $(188,000) or $(.14) per share of common stock. Total dental group practice revenue increased $2.3 million, or 7.0%, to $34.9 million for the nine months ended September 30, 2004 compared to $32.6 million for the nine months ended September 30, 2003. For the nine months ended September 30, 2004, net revenue increased $1.0 million to $24.1 million, or 4.5%, when compared to net revenue of $23.0 million for the corresponding period in 2003. EBITDA for the nine months ended September 30, 2004 increased $99,000, or 2.8%, to $3,615,000 compared to $3,516,000 for the nine months ended September 30, 2003.

Without the write-off for the office closure in September 2004, earnings per share would have been $.94 per share of common stock for the nine months ended September 30, 2004 or a 56.7% increase over earnings per share of $.64 for the same period of 2003.

Fred Birner, Chief Executive Officer, stated "We believe the closing of a tired, underperforming office coupled with the opening of a new office in a much better location strengthens the Company's position in the Phoenix market. Additionally, the Company has signed leases for three additional sites in Phoenix, all of which are projected to open in the third quarter of 2005. The Company remains on track to open two additional de novo sites in the Denver market, one in November 2004 and the other in January 2005."

The Company finished the third quarter of 2004 with 103 total dentists, which represents an increase of nine dentists over the third quarter of 2003 and an increase of eight dentists over the second quarter of 2004. Mr. Birner stated "With this many new dentists starting during the quarter, the Company's variable costs associated with its dentists were higher than historical levels. Once these incremental dentists establish themselves within our networks, not only is revenue expected to continue to increase, but profitability margins should expand as well."

Mr. Birner stated, "During the third quarter there were really four items that negatively impacted the Company's financial results: these include the Thomas office write-off; the increase in variable costs associated with eight new dentists; significantly higher advertising costs for our advertising campaign in Denver and Colorado Springs; and the losses associated with the Company's de novo office in Phoenix. We believe these strategic decisions will enhance the Company's prospects for future growth and greater profitability even though they negatively impacted short-term financial results."

The Company continues to generate strong cash flow from operations. Capital expenditures during the third quarter of 2004 were approximately $675,000. This increased level of capital expenditures during the third quarter of 2004 was due to the de novo in Phoenix and two office remodel projects and equipment purchases related to the additional specialty dentists. During the third quarter of 2004, the Company reduced total debt outstanding by approximately $440,000 to $1,100,000. During the first nine months of 2004, the Company has reduced its total indebtedness by $2,000,000.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. As of September 30, 2004, the Company managed 54 dental offices, of which 36 were acquired and 18 were de novo developments. The Company operates its dental offices under the PERFECT TEETH(R) name.

The Company previously announced it would conduct a conference call to review year to date and quarter ended September 30, 2004 results. In addition to current operating results, the teleconference may include discussion of management's expectation of future financial and operating results. The call will be held on Thursday, November 11, 2004, at 9:00 a.m. MT. To participate in this conference call, dial in to 1-800-937-6563 and refer to "Birner Dental Management Services, Inc." approximately five minutes prior to the scheduled time. If you are unable to join in on the conference call on November 11th, the rebroadcast number is 1-800-839-0860 with the pass code of 1376. This rebroadcast will be available through November 24, 2004.

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These and other risks are set forth in the reports filed by the Company with the Securities and Exchange Commission.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

            BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                             Quarters Ended                   Nine Months Ended
                                                              September 30,                      September 30,
                                                       ---------------------------       -----------------------------
                                                           2003            2004              2003              2004
                                                       -----------     -----------       -----------         ---------
NET REVENUE (a)                                        $ 7,528,649    $ 7,918,689        $23,032,600       $24,076,793
DIRECT EXPENSES:
    Clinical salaries and benefits                       2,891,465       2,995,138         8,843,931         9,031,085
    Dental supplies                                        447,942         544,822         1,362,814         1,502,662
    Laboratory fees                                        568,641         581,762         1,824,213         1,849,334
    Occupancy                                              876,387         922,251         2,585,489         2,665,319
    Advertising and marketing                               80,675         229,861           272,060           565,538
    Depreciation and amortization                          521,580         435,584         1,656,010         1,356,899
    General and administrative                             769,982         876,824         2,279,849         2,552,935
                                                       -----------     -----------       -----------       -----------
                                                         6,156,672       6,586,242        18,824,366        19,523,772
                                                       -----------     -----------       -----------       -----------
    Contribution from dental offices                     1,371,977       1,332,447         4,208,234         4,553,021

CORPORATE EXPENSES:
       General and administrative                          736,430         733,134         2,348,128         2,295,090
       Depreciation and amortization                        71,998          54,117           226,747           165,039
                                                       -----------     -----------       -----------       -----------

    Operating income                                       563,549         545,196         1,633,359         2,092,892
    Interest expense, net                                   35,100          13,724           124,506            57,343

    Income from continuing  operations
       before income taxes                                 528,449         531,472         1,508,853         2,035,549
    Income tax expense                                    (200,810)       (212,607)         (573,363)         (814,238)

    Income from continuing operations                      327,639         318,865           935,490         1,221,311

DISCONTINUED OPERATIONS
    Operating (loss) attributable to assets disposed of    (47,103)        (38,134)          (83,614)         (120,169)
    (Loss) recognized on dispositions                            -        (192,500)                -          (192,500)
    Income tax benefit                                      17,899          92,254            31,773           125,068


 Loss on discontinued operations                           (29,204)       (138,380)          (51,841)         (187,601)
                                                       ------------    ------------      ------------       -----------

    Net income                                         $   298,435      $  180,485       $    883,649        $ 1,033,710
                                                       ===========      ==========       ============        ===========


Net income per share of Common Stock - Basic:
    Continuing operations                              $       .26      $      .27       $        .70        $      1.03
    Discontinued operations                                   (.02)           (.12)              (.04)              (.16)
                                                       -----------     -----------       ------------        -----------

Net income per share of Common Stock - Basic           $       .24     $       .15       $        .66        $       .87
                                                       ===========     ===========       ============        ===========

Net income per share of Common Stock - Diluted:
    Continuing operations                              $       .23     $       .25       $        .64       $        .94
    Discontinued operations                                   (.02)           (.11)              (.04)              (.14)
                                                       ------------    ------------      ------------       ------------

Net income per share of Common Stock - Diluted         $       .21     $       .14       $        .60       $        .80
                                                       ===========     ===========       ============       ============

Weighted average number of shares of
  Common Stock and dilutive securities:
    Basic                                                1,260,181       1,202,897          1,335,773          1,193,813
                                                         =========       =========          =========          =========

    Diluted                                              1,388,321       1,302,897          1,465,854          1,298,641
                                                         =========       =========          =========          =========


a) Total dental group practice revenue less amounts retained by group practices. Dental practice revenue was $11,680,470 for the three months ended September 30, 2004 compared with $10,778,903 for the three months ended September 30, 2003 and was $34,929,349 for the nine months ended September 30, 2004 compared to $32,647,198 for the nine months ended September 30, 2003.

            BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                                   December 31,         September 30,
                                     ASSETS                                            2003                 2004
                                                                                  -------------         -------------
                                                                                        **              (Unaudited)
CURRENT ASSETS:
    Cash and cash equivalents                                                       $ 1,110,786         $    968,801
    Accounts receivable, net of allowance for doubtful accounts
       of $215,838 and $236,039, respectively                                         2,673,041            2,908,204
    Deferred tax asset                                                                  121,475              121,475
    Prepaid expenses and other assets                                                   736,424              394,525
                                                                                    -----------         ------------
                Total current assets                                                  4,641,726            4,393,005

PROPERTY AND EQUIPMENT, net                                                           2,680,169            2,729,738

OTHER NONCURRENT ASSETS:
    Intangible assets, net                                                           14,732,349           13,974,703
    Deferred charges and other assets                                                   155,461              160,313
                                                                                    -----------         ------------
                Total assets                                                        $22,209,705          $21,257,759
                                                                                    ===========          ===========

                       LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses                                          $  3,990,467         $  4,597,721
    Income taxes payable                                                                190,883              262,999
    Current maturities of long-term debt                                                351,847              361,955
                                                                                    -----------         ------------
             Total current liabilities                                                4,533,197            5,222,675

LONG-TERM LIABILITIES:
    Deferred tax liability, net                                                         349,801              349,801
    Long-term debt, net of current maturities                                         2,735,576              714,141
    Other long-term obligations                                                         179,884              166,753
                                                                                    -----------         ------------
                Total liabilities                                                     7,798,458           6,453,370


SHAREHOLDERS' EQUITY:
    Preferred Stock, no par value, 10,000,000 shares
       authorized; none outstanding                                                           -                    -
    Common Stock, no par value, 20,000,000 shares
       authorized; 1,203,511 and 1,209,093 shares issued and
       outstanding, respectively                                                     12,428,363           12,057,098
    Retained earnings                                                                 1,982,884            2,747,291
                                                                                    -----------         ------------
                Total shareholders' equity                                           14,411,247           14,804,389
                                                                                    -----------         ------------
                Total liabilities and shareholders' equity                          $22,209,705          $21,257,759
                                                                                    ===========          ===========

** Derived from the Company's audited consolidated balance sheet at December 31, 2003

Although EBITDA is not a generally accepted accounting principles measure of performance or liquidity, the Company believes that it may be useful to an investor in evaluating its performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because EBITDA is not calculated in accordance with generally accepted accounting principles, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA can be made by adding Discontinued operations (before income tax expense), Depreciation and amortization - Offices, Depreciation and amortization - Corporate, Interest expense, net and Income tax expense to Net income as in the table below.



                                                      Quarters Ended September 30,     Nine Months Ended September 30,
                                                     -----------------------------     -------------------------------
                                                         2003              2004             2003             2004
                                                     -----------        ----------      -----------      -------------
RECONCILIATION OF EBITDA:
    Net income                                       $   298,435        $  180,485      $   883,649      $  1,033,710
    Discontinued operations -
        (before income tax expense)                       47,103           230,634           83,614           312,669
    Depreciation and amortization - Offices              521,580           435,584        1,656,010         1,356,899
Depreciation and amortization - Corporate                 71,998            54,117          226,747           165,039
Interest expense, net                                     35,100            13,724          124,506            57,343
Income tax expense                                       182,911           120,353          541,590           689,170
                                                     -----------        ----------      -----------      ------------

EBITDA                                               $ 1,157,127        $1,034,897      $ 3,516,116       $ 3,614,830
                                                     ===========        ==========      ===========       ===========


Total dental group practice revenue is the revenue generated at the Company's offices from professional services provided to its patients. Amounts retained by group practices represents compensation expense to the dentists and hygienists and is subtracted from total dental group practice revenue to arrive at net revenue. The Company reports net revenue in its financial statements to comply with Emerging Issues Task Force Issue No. 97-2, Application of SFAS No. 94 (Consolidation of All Majority Owned Subsidiaries) and APB Opinion No. 16 (Business Combinations) to Physician Practice Management Entities and Certain Other Entities With Contractual Management Arrangements. Total dental group practice revenue is disclosed because it is a critical component for management's evaluation of office performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.


                                                  Quarters Ended September 30,       Nine Months Ended September 30,
                                                 -----------------------------       -------------------------------
                                                     2003              2004             2003                2004
                                                 -----------        ----------       -----------        -------------
Total dental group practice revenue              $ 10,778,903     $ 11,608.470       $ 32,647,198       $ 34,929,349
Amounts retained by group practices                (3,250,254)      (3,689,781)        (9,614,598)       (10,852,556)
                                                 -------------    -------------      -------------      -------------
Net revenue                                      $  7,528,649     $  7,918,689       $ 23,032,600       $  24,076,793
                                                 ============     ============       ============       =============